UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2004

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On December 27, 2004, Enpath Medical Inc. and Med-Design Corporation amended their Development and Licensing Agreement dated August 20, 2000, as amended September 7, 2001, for the Safety “Seldinger” Needle Device to eliminate the 2004 minimum purchase amount required to be made by Enpath to maintain its exclusivity under the Agreement.   Enpath also agreed to negotiate exclusively with Med-Design until April 30, 2005 for the potential sale of Enpath’s safety needle business to Med-Design in a manner that would provide uninterrupted supply of the safety needles to Enpath customers.   No arrangement to sell or purchase Enpath’s safety needle business will be binding on either Enpath and Med-Design, however, unless and until a definitive agreement, setting forth mutually acceptable terms, is executed by both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: December 27, 2004	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer